UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

245 Park Avenue

35th Floor

New York, NY 10167

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 24, 2015, WisdomTree Investments, Inc. (“Company”) held its 2015 Annual Meeting of Stockholders. A total of 126,366,791 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing approximately 92.2% of the total outstanding common stock. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

1.	The Company’s stockholders re-elected each of the following three nominees as Class I members to the Board of Directors of the Company to hold office until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

NAME	FOR	% VOTED FOR	WITHHELD	BROKER NON-VOTES
ANTHONY BOSSONE	110,044,450	98.09%	2,144,969	14,177,372
BRUCE LAVINE	109,534,938	97.63%	2,654,481	14,177,372
MICHAEL STEINHARDT	109,253,473	97.38%	2,935,946	14,177,372

2.	The Company’s stockholders ratified the selection of Ernst & Young LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2015.

FOR	% VOTED FOR	AGAINST	ABSTAIN
122,484,767	96.92%	3,844,780	37,244

3.	The Company’s stockholders approved the non-binding, advisory resolution on the executive compensation of the Company’s named executive officers.

FOR	% VOTED FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
108,914,270	97.08%	2,732,245	542,904	14,177,372

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.
Date: June 25, 2015
	By:	/s/ Peter M. Ziemba
Peter M. Ziemba
Executive Vice President-Business and Legal Affairs, Chief Legal Officer